EXHIBIT 16
                            Gerald Brignola, CPA, PA
                          Certified Public Accountants
                           A Professional Corporation
                         One University Plaza, Suite 505
                          Hackensack, New Jersey 07601
                          201-343-8130 Fax 201-343-9224

                                                    March 16, 2001



US Securities & Exchange Commission
Washington, DC 20549


Gentlemen:

     With respect to Form 8K filed with the SEC on March 8, 2001 by American International Ventures, Inc, and our previous letter also dated March 8, 2001 and filed as an exhibit thereto, we hereby supplement our statements made in such previous exhibit letter to state that we have reviewed such 8-K filing and agree with all the registrant's statements contained therein insofar as they relate to our firm.


                                    Very Truly Yours,


                                    GERALD BRIGNOLA, CPA, PA
                                    /s/ Gerald Brignola
                                    -------------------
                                        Gerald Brignola